Exhibit 10.1
FOURTH AMENDMENT

TO SECOND AMENDED & RESTATED CONSUMER FINANCING SERVICES AGREEMENT

Effective Date: March 31, 2021

WHEREAS, APX Group, Inc. (“Vivint” or “Company”) and Citizens Bank, N.A. (“Citizens” or “Supplier”, and together with Vivint, the “Parties”) entered into that certain Second Amended and Restated Consumer Financing Services Agreement dated as of May 31, 2017 (as amended, the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, for valid and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Swap Curve Adjustments. The reference in the second sentence of the defined term “Swap
Curve” to “as of the first day of each calendar month” is hereby deleted and replaced with the following new reference: “as of the 15th day of each calendar month (or, if the 15th day of a month is not feasible due to cycle time, then on the next business day of such month)”.

2.Except as explicitly set forth in this Fourth Amendment, the Agreement is not amended or modified hereby. Section references used herein are to sections of the Agreement. Defined terms used herein without definition shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

APX GROUP, INC.	CITIZENS BANK, N.A.
/S/ Dale R. Gerard	/S/ Andrew Rostami
Name: Dale R. Gerard	Name: Andrew Rostami
Title: Chief Financial Officer	Title: President, Citizens Pay